     As filed with the Securities and Exchange Commission on May ___, 1997
                                                    Registration No. 333-

===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                     ------------------------------------


                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                     ------------------------------------


                            SFX BROADCASTING, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                     ------------------------------------


            DELAWARE                                       13-3649750
 (State of Other Jurisdiction of                       (I.R.S. Employer
 Incorporation or Organization)                       Identification Number)

                       150 EAST 58TH STREET, 19TH FLOOR
                           NEW YORK, NEW YORK 10155
         (Address, Including Zip Code, of Principal Executive Offices)

                     ------------------------------------

                 SFX BROADCASTING, INC. 1993 STOCK OPTION PLAN SFX BROADCASTING, INC. 1994 STOCK OPTION PLAN SFX BROADCASTING, INC. 1995 STOCK OPTION PLAN SFX BROADCASTING, INC. 1996 STOCK OPTION PLAN SFX BROADCASTING, INC. 1997 STOCK OPTION PLAN
                           (Full Title of the Plans)

                     ------------------------------------


          ROBERT F.X. SILLERMAN                           with copies to:
            EXECUTIVE CHAIRMAN
     150 EAST 58TH STREET, 19TH FLOOR                     HOWARD BERKOWER
         NEW YORK, NEW YORK 10155                        BAKER & MCKENZIE
              (212) 407-9191                             805 THIRD AVENUE
   (Name, Address and Telephone Number,                NEW YORK, NEW YORK 10022
Including Area Code, of Agent For Service)                 (212) 751-5700

                     ------------------------------------

                                                 CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED         PROPOSED
                                               AMOUNT              MAXIMUM           MAXIMUM            AMOUNT OF
          TITLE OF SECURITIES                   TO BE           OFFERING PRICE       AGGREGATE          REGISTRATION
            TO BE REGISTERED                REGISTERED(1)         PER SHARE        OFFERING PRICE           FEE
Class A Common Stock (1993 Plan)               350,000           $  13.50(2)       $   4,725,000       $  1,431.82
Class A Common Stock (1994 Plan)               150,000           $  13.00(2)       $   1,950,000       $    590.91
Class A Common Stock (1995 Plan)               250,000           $  21.25(2)       $   5,312,500       $  1,609.85
Class A Common Stock (1996 Plan)               300,000           $  27.25(2)       $  10,900,000       $  3,303.03
Class A Common Stock (1997 Plan)               400,000           $  30.50(3)       $  12,200,000       $  3,696.97

                                                                                              TOTAL:   $ 10,632.58

(1)      Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of Class A Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the options granted under SFX Broadcasting, Inc.'s 1993, 1994, 1995, 1996 and 1997 Stock Option Plans.

(2)      Pursuant to Rule 457(h)(i), the offering price is based on the highest exercise price per share of options issued under the applicable plan.

(3)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Class A Common Stock on April 30, 1997, as reported by the Nasdaq National
         Market System.

===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of SFX Broadcasting, Inc., a Delaware corporation (the "Company") are incorporated by reference into this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         2. The Company's Current Reports on Form 8-K dated January 17, 1997, January 21, 1997, January 22, 1997, January 27, 1997
                  and April 15, 1997; and

         3. The description of the Company's Class A Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A (File No. 0-22486) filed with the Securities and Exchange Commission on September 27, 1993, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Class A Common Stock offered hereby is being passed upon for the Company by Baker & McKenzie, New York, New York. Baker & McKenzie has also served as counsel to entities controlled by Robert F.X. Sillerman, the Executive Chairman and a Director of the Company, who directly and through his affiliates, including Sillerman Communications Management Corporation ("SCMC") and Sillerman Communications Partners, L.P. ("SCP"), controls a majority of the voting power of the Company. Howard J. Tytel, who is Executive Vice President, Secretary and a Director of the Company, is Executive Vice President, General Counsel and a Director of, and holds an equity interest in, SCMC and is Of Counsel to Baker & McKenzie. Baker & McKenzie has served as counsel to SCMC and SCP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he

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acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under similar conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

         The Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's By-Laws, as amended (the "By-Laws") provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is, was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The By-laws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is, was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         The By-Laws state that, to the extent that a director or officer of the Company shall be successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         The By-Laws further provide that any indemnification (unless ordered by a court) shall be paid by the Company as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the By-Laws unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in the By-Laws. Such determination shall be made (i) by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The By-Laws further require that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the By-Laws.

         The By-Laws require the Board of Directors of the Company to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the By-Laws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

         The By-Laws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the By-Laws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER            DESCRIPTION

5.1               Opinion of Baker & McKenzie.

23.1              Consent of Baker & McKenzie (included in Exhibit 5.1).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Fisher Wayland Cooper Leader & Zaragoza LLP.

23.4              Consent of BIA Publications, Inc.

25.1 Power of Attorney (included on the signature page of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

         RULE 415 OFFERING. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the Prospectus any facts of events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the day of May, 1997.

                                    SFX BROADCASTING, INC.

                                    By: /s/ Howard J. Tytel
                                         ------------------------------
                                         Howard J. Tytel
                                         Executive Vice President and Secretary

                               POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature to this Registration Statement appears below hereby appoints Robert F.X. Sillerman or Howard J. Tytel as his attorney-in-fact to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


              SIGNATURE                            TITLE                                                DATE
              ---------                            -----                                                ----

     /s/ Robert F.X. Sillerman          Executive Chairman and Director                                 May 5, 1997
-----------------------------------     (principal executive officer)
       Robert F.X. Sillerman

       /s/ Michael G. Ferrel            Chief Executive Officer and Director                            May 5, 1997
-----------------------------------
         Michael G. Ferrel

     /s/ D. Geoffrey Armstrong          Chief Operating Officer,                                        May 5, 1997
-----------------------------------     Executive Vice President and Director
        D. Geoffrey Armstrong

        /s/ Thomas P. Benson            Chief Financial Officer, Treasurer and Director                 May 5, 1997
-----------------------------------     (principal financial and accounting officer)
          Thomas P. Benson

        /s/ Howard J. Tytel             Executive Vice President, Secretary                             May 5, 1997
-----------------------------------     and Director
          Howard J. Tytel

     /s/ James F. O'Grady, Jr.          Director                                                        May 5, 1997
-----------------------------------
       James F. O'Grady, Jr.

          /s/ Paul Kramer               Director                                                        May 5, 1997
-----------------------------------
            Paul Kramer

        /s/ Richard A. Liese            Director                                                        May 5, 1997
-----------------------------------
          Richard A. Liese
                                        Director
        /s/ Edward F. Dugan                                                                             May 5, 1997
-----------------------------------
          Edward F. Dugan




                                   EXHIBIT INDEX
                                   -------------
EXHIBIT
NUMBER            DESCRIPTION
------            -----------

5.1               Opinion of Baker & McKenzie.

23.1              Consent of Baker & McKenzie (included in Exhibit 5.1).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Fisher Wayland Cooper Leader & Zaragoza LLP.

23.4              Consent of BIA Publications, Inc.

25.1 Power of Attorney (included on the signature page of the Registration Statement).


